SEVERANCE AGREEMENT


         This Severance Agreement, which shall be effective as of September 19, 1997 is by and between Nicholas A. Skaff ("Skaff") and OrthoLogic Corp., a Delaware corporation, ("OrthoLogic").

RECITALS

         A. Skaff is currently employed as a Vice President of OrthoLogic.

         B. The parties mutually desire to provide for an orderly termination of Skaff's employment by OrthoLogic, all on terms satisfactory to both Skaff and OrthoLogic, as further set forth in this Agreement.

AGREEMENTS

         In Consideration of the acts, payments, covenants and mutual agreements contained herein, OrthoLogic and Skaff agree as follows:

         1. Modification of Current Relationship. Effective as of September 19, 1997 (the "Date of Termination"), Skaff shall resign as a Vice President of OrthoLogic. From and after the Date of Termination, Skaff shall have no further rights or duties as an employee or officer for or on behalf of OrthoLogic. Skaff acknowledges that OrthoLogic has no obligation to recall or reemploy Skaff in the future. Skaff acknowledges that OrthoLogic was not obligated to provide the consideration described in this Agreement and that such consideration constitutes a benefit that is being provided to Skaff in exchange for and in consideration for his promises, covenants and releases contained in this Agreement.

         2. Severance Payment. So long as Skaff continues to comply with all requirements of this Agreement, and provided Skaff does not cancel this Agreement as provided in Paragraph 6, Skaff shall also be entitled to the benefits described in Paragraphs 2 and 3. OrthoLogic agrees to pay to Skaff an amount equal to 12 months base
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salary ($135,000 less applicable withholdings), over a 12-month period beginning
September 19, 1997, at the times and in the amounts that are presently paid to Skaff in accordance with the normal payroll procedures of OrthoLogic.

         3. Additional Benefits. OrthoLogic agrees to pay Skaff's standard premium for health benefits through September 30, 1997 and acknowledges that he is entitled to be paid for two weeks of accrued vacation. OrthoLogic will continue to pay the employer portion of Skaff's COBRA premiums for medical and dental coverage through December 31, 1997. OrthoLogic hereby transfers ownership to Skaff of the used Zaurus 5800 used by him in connection with his employment. OrthoLogic agrees to pay $9,400 for expenses incurred by Skaff in seeking new employment, $7,500 of which may be paid to an out-placement firm designated by Skaff, and the balance of which shall be reimbursed to Skaff upon proper documentation of such expenses. OrthoLogic shall extend the date on which Skaff's vested options expire until March 31, 1998; and Skaff agrees to consult with his own advisors concerning the tax effect of such extension and any exercise of such options and sale of the underlying stock.

         4. Release and Covenant Not to Sue. Except as provided in this Agreement, Skaff hereby releases, acquits and forever discharges OrthoLogic, and its subsidiaries, affiliates, directors, officers, employees and agents of and from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Skaff's employment and the termination of such relationship, including, but not limited to, any rights or claims to any vacation, sick leave, severance, medical, dental or any other benefits under the Company's internal policies, under any federal, state or local statute or regulation, or under common law. Except as provided in this Agreement, OrthoLogic hereby releases, acquits and forever discharges Skaff and his heirs and successors from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Skaff's employment and the termination of such relationship. By way of example only and without limiting the immediately preceding paragraph, this release is applicable to any
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cause of action,  right,  claim or  liability  under Title VII of the 1964 Civil
Rights Act, Section 1981 of the 1866 Civil Rights Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Arizona Civil Rights Act, the Age Discrimination in Employment Act of 1967, all as amended, and any other equal employment opportunity law or statute, or of wrongful discharge, breach of implied or express contract, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation and any other claim in contract or tort.

         Skaff further covenants and agrees not to join in or commence any action, suit or proceeding, in law or in equity, or before any administrative agency, or to incite, encourage, or participate in any such action, suit or proceedings, against OrthoLogic, its subsidiaries, affiliates, directors, officers, employees or agents in any way pertaining to or arising out of the termination of his employment by or service as an employee, consultant, officer or director of OrthoLogic, or any subsidiary of OrthoLogic.

         Skaff acknowledges that the consideration afforded him under this Agreement is in full and complete satisfaction of any claims Skaff may have, or may have had, arising out of or relating to the Employment Agreement, his employment with OrthoLogic (or any subsidiary) or the termination thereof.

         5. Time Period for Considering or Canceling this Agreement. Skaff acknowledges that OrthoLogic has encouraged him to consult with an attorney of his choice with respect to this Agreement. Skaff further acknowledges that he has been offered a period of time of at least 21 days to consider whether to sign this Agreement, and OrthoLogic agrees that Skaff may cancel this Agreement at any time during the seven days following the date on which this Agreement has been signed by him. In order to cancel or revoke this Agreement, Skaff must deliver to OrthoLogic 2850 South 36th Street, Suite 16, Phoenix, Arizona 85034,
Attention: Chief Executive Officer, written notice stating that Skaff is canceling or revoking this Agreement. If this Agreement is canceled or
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
revoked by Skaff within such time period, none of the provisions of this Agreement shall be effective or enforceable and OrthoLogic shall not be obligated to make the payments described in this Agreement.

         6. Confidentiality of Agreement. Skaff agrees to maintain in confidence the terms and existence of this Agreement and the discussions that led to its creation and execution, with the exception that Skaff may disclose such matters to any attorney who is providing advice to Skaff, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law or by an order of a court of competent jurisdiction. OrthoLogic agrees to maintain in confidence the terms and existence of this Agreement and the discussions that led to its creation and execution, with the exception that OrthoLogic may disclose such matters to any attorney who is providing advice to OrthoLogic, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law or by an order of a court of competent jurisdiction. Further, the parties acknowledge that any duties of confidentiality imposed by agreement or by law, including without limitation those imposed by Paragraphs 6, 7 and 9 of this Agreement, shall survive the termination of Skaff's employment.

         7. Reliance. Skaff warrants and represents that (i) he has relied on his own judgment regarding the consideration for and language of this Agreement; that (ii) OrthoLogic has not in any way coerced or unduly influenced him to execute this Agreement; and (iii) that this Agreement is written in a manner that is understandable to him and he has read and understood all paragraphs of this Agreement.

         8. Confidential Information. Skaff acknowledges that, during his employment by OrthoLogic, Skaff has received and also contributed to the production of, Confidential Information. For purposes of this Agreement, Skaff agrees that "Confidential Information" shall mean information or material proprietary to
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OrthoLogic or  designated  as  Confidential  Information  by OrthoLogic  and not
generally known by non-OrthoLogic personnel, which Skaff developed or of or to which Skaff obtained knowledge or access through or as a result of Skaff's relationship with OrthoLogic (including information conceived, originated, discovered or developed in whole or in part by Skaff). Skaff further agrees:

         8.1 To furnish OrthoLogic on demand, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an employee of OrthoLogic, whether or not in the possession or within the knowledge of OrthoLogic.


         8.2 That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to OrthoLogic, and Skaff agrees promptly to turn over all copies of such materials in Skaff's control to OrthoLogic.

         8.3 That Skaff will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Skaff's work for OrthoLogic.

         8.4 That any ideas in whole or in part conceived of or made by Skaff during the term of his employment or relationship with OrthoLogic which were made through the use of any of the Confidential Information of OrthoLogic or any of OrthoLogic's equipment, facilities, trade secrets or time, or which result from any work performed by Skaff for OrthoLogic, belong exclusively to OrthoLogic and shall be deemed a part of the Confidential Information for purposes of this Agreement. Skaff hereby assigns and agrees to assign to OrthoLogic all rights in
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
                  and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Skaff shall acknowledge and deliver to OrthoLogic, without charge to OrthoLogic (but at its expense) such written instruments and do such other acts, including giving testimony in support of Skaff's authorship or inventorship, as the case may be, necessary in the opinion of OrthoLogic to obtain patents or copyrights or to otherwise protect or vest in Skaff the entire right and title in and to the Confidential Information.

         9. Non-Compete After Employment Term. The parties acknowledge that Skaff has acquired much knowledge and information concerning the business of OrthoLogic and its affiliates as the result of Skaff's employment. The parties further acknowledge that the scope of business in which OrthoLogic is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Competition by Skaff in that business would severely injure OrthoLogic. Accordingly, until one year after the Date of Termination, Skaff will not:

         9.1 Within any jurisdiction or marketing area in which OrthoLogic or any of its affiliates is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by OrthoLogic or any of its affiliates in areas of or related to bone-growth stimulation, external fixation of bones, continuous passive motion devices, or Hyalgen or any similar product. For these purposes, ownership of securities of not in excess of 5% of any class of securities of a public company shall not be considered to be competition with OrthoLogic or any of its affiliates;
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
         9.2 Persuade or attempt to persuade any potential customer or client to which OrthoLogic or any of its affiliates has made a proposal or sale, or with which OrthoLogic or any of its affiliates has been having discussions, not to transact business with OrthoLogic or such affiliate, or instead to transact business with another person or organization;

         9.3 Solicit the business of any company which is a customer or client of OrthoLogic or any of its affiliates at any time during Skaff's employment by the OrthoLogic, provided, however, if Skaff becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by OrthoLogic, such contact shall be permissible; or

         9.4 Solicit, endeavor to entice away from OrthoLogic or any of its affiliates, or otherwise interfere with the relationship of OrthoLogic or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for OrthoLogic or any of its affiliates, whether for Skaff's account or for the account of any other person or organization.

         10. Common Law of Torts or Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such common law provides OrthoLogic with broader protection than the protection provided by this Agreement.

         11. Nature of the Agreement. This Agreement and all provisions hereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement and all attachments constitute the sole and entire agreement of the parties
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
with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. This Agreement may not be modified or changed except by means of a written instrument signed by both parties. If any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

         12. No Admission of Liability. Nothing contained in this Agreement shall be construed in any manner as an admission by OrthoLogic or Skaff that he or it has violated any statute, law or regulation, or breached any contract or agreement.

         13. Remedies. Any and all remedies set forth herein are intended to be nonexclusive and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity in the event of default or breach by the other party.

         14. Injunctive Relief. Skaff agrees that it would be difficult to measure the damage to OrthoLogic from any breach by Skaff of the covenants set forth herein, that injury to OrthoLogic from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Skaff agrees that if Skaff should breach any term of this Agreement, OrthoLogic shall be entitled, in addition to and without limitation of all other remedies it may have, to offset payments to Skaff required by this Agreement and/or to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to OrthoLogic. This paragraph shall survive termination of Skaff's employment.

         15. Indemnification. OrthoLogic will provide indemnification
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to Skaff in accordance  with the  Certificate and Bylaws of OrthoLogic in effect as of the date of this Agreement. These obligations shall survive the termination of Skaff's employment.

         16. Testimony. If Skaff has knowledge of or is alleged to have knowledge of any matters which are the subject of any pending, threatened or future litigation or proceedings involving OrthoLogic (or any subsidiary), he will make himself available to testify if and as necessary. Skaff will also make himself available to the attorneys representing OrthoLogic in connection with any such litigation, dispute or proceedings for such purposes as they may deem necessary or appropriate, including but not limited to the review of documents, discussion of the case and preparation for any legal proceedings. This Agreement is not intended to and shall not be construed so as to in any way limit or affect the testimony which Skaff gives in any such proceedings. Further, it is understood and agreed that Skaff will at all times testify fully, truthfully and accurately, whether in deposition, hearing, trial or otherwise. To the extent not prohibited by conflicts between the interests of Skaff and OrthoLogic, OrthoLogic will make its attorneys available to advise Skaff in connection with any such proceedings. If there is a conflict, at the sole discretion of OrthoLogic, OrthoLogic will pay for separate counsel selected by Skaff.

         17. No Disparagement. Skaff agrees that as part of the consideration for this Agreement, he will not make disparaging or derogatory remarks, whether oral or written, about OrthoLogic or about its subsidiaries, affiliates, officers, directors, employees or agents. OrthoLogic agrees that it will not make any disparaging or derogatory remarks, whether oral or written, about Skaff and agrees to instruct its officers to behave in the same manner.
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         Dated this 31st day of October, 1997.

                                                 /s/ Nicholas A. Skaff
                                                 NICHOLAS A. SKAFF



                                                 ORTHOLOGIC CORP.


                                                 By:  /s/ MaryAnn G. Miller
                                                      MaryAnn G. Miller

                                                 Its: Vice President,
                                                      Human Resources
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